                                                                  EXHIBIT 10.1.8

April 29, 1997

Danny Edwards
Chairman and Chief Executive Officer
Royal Grip, Inc.
444 West Geneva Drive
Tempe, AZ  85282

Dear Danny:

EVEREN Securities, Inc. ("EVEREN") is pleased to present the revised terms to our letter agreement dated May 14, 1996 and Addendum dated June 25, 1996 to serve as Royal Grip Inc.'s ("GRIP") exclusive financial advisor in connection with its proposed merger with FM Precision Golf Corporation ("FMP") (the "FMP Transaction").

As compensation for our services as financial advisor, upon completion of the FMP Transaction, EVEREN will receive $430,000 in cash (the "Success Fee") to be paid as follows: $180,000 will be paid at closing, $125,000 will be paid on September 30, 1997, and $125,000 paid on December 15, 1997. Prior to closing, GRIP will also grant to EVEREN warrants to purchase 100,000 shares of GRIP common stock at a price of $0.01 per share, which shall be issuable upon closing.

In addition to its role as financial advisor, GRIP has retained EVEREN to render an opinion to the Board of Directors of GRIP with respect to the fairness of the FMP Transaction, from a financial point of view, to GRIP shareholders. Fees related to that opinion total $170,000. Terms of that engagement are outlined in the attached letter.

Except for payment of the fees outlined above and reimbursement of transaction related expenses, GRIP shall have no further fee obligations (which does not include obligations to indemnify, if any) to EVEREN, with respect to any other Transaction (as that term is defined in the letter agreement dated May 14, 1996), regardless of whether such Transaction occurs before or after the date of this addendum, except that which may be agreed to in subsequent agreements or in connection with a transaction involving Belding Sports / Illah of California, Inc. ("Illah"). Should GRIP complete a transaction with Illah on, or before, February 5, 1998, EVEREN shall be entitled to a fee of 1 3/4% of the value of the total consideration paid by GRIP in such transaction in the same manner outlined under the letter agreement dated May 14, 1996 but not to exceed $200,000.


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Danny Edwards
Royal Grip, Inc.
April 29, 1997
Page 2 of 2

Except as set forth in this letter, the terms and conditions of the May 14, 1996 letter agreement and the Addendum dated June 25, 1996 shall remain in full force and effect. If the foregoing is acceptable, please sign this letter in the space provided below.

                                  Very truly yours,

                                  EVEREN SECURITIES, INC.

                                  By:      /s/ Glenn T. Tofil
                                           ---------------------------

                                           Glenn T. Tofil
                                           Vice President

Accepted and Agreed to this    6TH    day of May 1997
                            ---------
ROYAL GRIP, INC.

By:      /s/ Bob Burg                       President
   ---------------------------------------------------

Acknowledged by on this   6TH   day of May 1997

FM PRECISION GOLF CORPORATION

By:      /s/ Christopher A. Johnston
         -------------------------------
         Christopher Johnston, President



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                                                                EXHIBIT 10.1.8

April 29, 1997

Royal Grip, Inc.
444 West Geneva Drive
Tempe, AZ  85282

Attention:  Danny Edwards, Chief Executive Officer

Gentlemen:

EVEREN is pleased to present the revised terms of our engagement by Royal Grip, Inc. to render an opinion to the Board of Directors as to the fairness of the Transaction, from a financial point of view (the "Opinion") to the Company and its stockholders.

         1. DESCRIPTION OF ENGAGEMENT. We understand that Royal Grip, Inc. (the "Company") intends to merge with FM Precision Golf Corporation ("FM Precision") (the "Transaction"). The purpose of this letter is to confirm the engagement of EVEREN Securities, Inc. ("EVEREN") to render an opinion to the Board of Directors as to the fairness of the Transaction, from a financial point of view (the "Opinion") to the Company and its stockholders.

         2. SCOPE AND USE OF OPINION. The nature and scope of EVEREN's study for the purposes of this engagement shall be as EVEREN deems appropriate to enable it to render the Opinion, and the form of the Opinion shall be such as EVEREN considers appropriate and as is customary in the industry. The Opinion may state in substance, among other things, that it is given in reliance upon the accuracy and completeness of information furnished to EVEREN by the Company or on its behalf. It is understood that the opinion will be included in its entirety in any proxy statement or other document distributed to shareholders of the Company in connection with the Transaction and this constitutes EVEREN's express written approval for that purpose.. However, no summary of or excerpt from the Opinion may be used, and no published public reference (other than as provided in the preceding sentence) to the Opinion letter may be made except with EVEREN's prior express written approval, which shall not be unreasonably withheld.

         3. INFORMATION. In connection with EVEREN's activities on the Company's behalf, pursuant to this engagement, the Company agrees to cooperate with EVEREN, to furnish or cause to be furnished to EVEREN, such information and data as EVEREN may reasonably request or as the Company may believe is necessary or desirable (the "Information"), and to give EVEREN reasonable access to the Company's officers, directors, employees, appraisers, independent accountants, legal counsel and such other persons as EVEREN may designate. The Company warrants and represents that all written Information provided or otherwise made available to EVEREN by or on behalf of the Company will be complete and correct in all material respects and will not contain any untrue statement of a material fact. In addition the Company represents that all Exchange Act filings by the Company



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Royal Grip, Inc.
April 29, 1997
Page 2

during the last two fiscal years did not omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements were made. The Company further warrants and represents that any projections provided by it to EVEREN will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, EVEREN will be using and relying on the Information (and information available from public sources and other industry recognized sources deemed reliable by EVEREN) without independent verification thereof by EVEREN and without independent appraisal by EVEREN of any of the Company's assets. EVEREN assumes no responsibility for the accuracy or completeness of the Information or any other information regarding the Company, the Transaction or FM Precision provided or otherwise made available by the Company or FM Precision to EVEREN.

         4. COMPENSATION. In consideration for EVEREN's services in connection with rendering the Opinion, the Company shall pay, or cause to be paid, to EVEREN an aggregate cash fee of $170,000. Of such fee, $85,000 is due upon execution of this agreement and $85,000 payable to EVEREN at the time the Opinion is first delivered to the Board of Directors of the Company.

         5. EXPENSES. In addition to the fees described in the paragraphs entitled "Compensation" and "Additional Compensation" above, the Company agrees to promptly reimburse EVEREN, upon request from time to time, for all reasonable out-of-pocket expenses incurred by EVEREN (including, without limitation, fees and expenses of counsel, and other consultants and advisors retained by EVEREN) in connection with the matters contemplated by this Agreement.

         6. LEGAL PROCEEDINGS. EVEREN agrees that it shall, for an additional fee to be agreed upon in writing and in advance, make appropriate personnel available at reasonable times to testify in proceedings (including depositions) relating to the Opinion. The Company agrees to reimburse EVEREN for all out-of-pocket expenses (including, without limitation, fees and expenses of our counsel) incurred in connection therewith. Such payments for out-of-pocket expenses are in addition to the payments referred to in the preceding paragraphs. Any services requested by the Company and provided by EVEREN in addition to rendering the Opinion and testifying with respect thereto, will be subject to mutually acceptable additional compensation.

         7. INDEMNIFICATION. The Company agrees to indemnify EVEREN in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof.

         8. TERMINATION; SURVIVAL. Either party hereto may terminate this Agreement at any time upon written notice, without liability or continuing obligation except as set forth in the following sentence. Neither termination nor completion of this assignment shall affect: (i) any compensation earned by EVEREN up to the date of termination or completion, or after termination, as the case may be, pursuant to the paragraphs herein entitled "Compensation" and "Additional Compensation", (ii) the



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Royal Grip, Inc.
April 29, 1997
Page 3

reimbursement of expenses incurred by EVEREN up to the date of termination or completion, as the case may be, pursuant to the paragraph herein entitled "Expenses", (iii) the attached Indemnification Provisions, and (iv) the provisions of the paragraphs herein entitled "Governing Law; Jurisdiction" and "Successors and Assigns" of this Agreement, all of which shall remain operative and in full force and effect.

         9. SUCCESSORS AND ASSIGNS. The Agreement shall inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

         10. GOVERNING LAW; JURISDICTION. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to agreements made and to be fully performed therein. .

         11. COUNTERPARTS; AMENDMENTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

         If the above terms are in accordance with your understanding, please sign the enclosed copy of this letter and return it to us.

                                        Very truly yours,

                                        EVEREN SECURITIES, INC.

                                        By:      /s/ Glenn T. Tofil
                                           ---------------------------
                                                 Glenn T. Tofil
                                                 Vice President

Accepted and Agreed to this
6th day of May , 1997:

ROYAL GRIP, INC.

By:      /s/ Bob Burg               President
   ---------------------------------------------


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                           INDEMNIFICATION PROVISIONS

         The Company (as such term is defined in the attached Agreement (the "Agreement") agrees to indemnify and hold harmless EVEREN Securities, Inc. ("EVEREN") from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including without limitation fees and disbursements of counsel), and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements, whether in giving testimony, furnishing documents in response to a subpoena or otherwise, including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation to which EVEREN is a party), directly or indirectly caused by, relating to, based upon, arising out of, or in connection with any transactions or services contemplated by, referred to in or in any manner otherwise arising out of the Agreement and/or any act or omission of EVEREN under or pursuant to the Agreement; PROVIDED, HOWEVER, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or willful misconduct of EVEREN. The Company also agrees that EVEREN shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or to any person (including, with limitation, Company shareholders) claiming by or through the Company for or in connection with the engagement of EVEREN pursuant to the Agreement, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or willful misconduct of EVEREN.

         This indemnification shall be in addition to any liability which the Company may otherwise have to EVEREN or the persons indemnified below in this sentence and shall extend to the following: EVEREN Capital Corporation, EVEREN Securities, Inc., their respective affiliated entities, directors, officers, employees, legal counsel, agents and any other person that directly or indirectly controls or is controlled by or is under common control with any person referred to above (within the meaning of the federal securities laws). All references to EVEREN in these Indemnification Provisions shall be understood to include any and all of the foregoing.

         If any action, suit, proceeding or investigation is commenced, as to which EVEREN proposes to demand indemnification, it shall notify the Company with reasonable promptness; PROVIDED, HOWEVER, that any failure by EVEREN to notify the Company shall not relieve the Company from its obligations hereunder unless such failure has caused prejudice to the Company. EVEREN shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against EVEREN made with the Company's prior written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of EVEREN, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to EVEREN of an unconditional release from any and all liability in respect of such claim.

         In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this Indemnification Agreement is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and EVEREN, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with (i) the relative benefits received by the Company, on the one hand, and EVEREN, on the other hand; (ii) the relative fault of the Company on the one hand and EVEREN on the other hand, in connection with the statements, acts or omissions, as the case may be, which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements; and (iii) consideration of relevant equitable principles. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, EVEREN shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by EVEREN pursuant to the Agreement.

         Neither the termination nor completion of the Agreement or of the engagement of EVEREN referred to therein shall affect the indemnification provided for hereunder, which shall remain operative and in full force and effect.